UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2026
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INFINITY NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-42499	99-3407012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2605 Cranberry Square
Morgantown, WV 26508
(Address of principal executive offices, including zip code)
(304) 212-2350
(Registrant’s telephone number, including area code)
__________________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	INR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 13, 2026, the Board of Directors (the “Board”) of Infinity Natural Resources, Inc. (the “Company”) appointed Timothy Dugan to the Board, effective immediately, to fill a current vacancy on the Board and to serve for an initial term expiring at the 2027 Annual Meeting of Stockholders of the Company.
Mr. Dugan served as President and Chief Executive Officer of Olympus Energy, an Appalachian exploration and production company, from January 2020 to July 2025 where he guided the company’s sale to EQT Corporation (NYSE: EQT). Previously, Mr. Dugan served as Executive Vice President and Chief Operating Officer of CNX Resources Corporation (NYSE: CNX), an independent natural gas exploration, development and production company with primary operations in the Appalachian Basin, from January 2014 to December 2019, where he also served as Chief Operating Officer and a board member of CNX Midstream Partners LP. Earlier in his career, he held senior operational and engineering roles at Chesapeake Energy, Inc., Equitable Production Company and Cabot Oil & Gas Corporation. Mr. Dugan holds a B.S. in Chemical Engineering from the University of Pittsburgh. Mr. Dugan brings extensive executive leadership experience in the oil and gas industry, deep expertise in the Appalachian Basin and significant midstream infrastructure experience to the Board.
Mr. Dugan will receive the standard compensation paid by the Company to its non-employee directors, as described under “Director Compensation” in the Company’s Proxy Statement for its 2026 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 14, 2026. Additionally, the Company purchases and maintains directors’ and officers’ liability insurance for, and provides indemnification to, each member of the Board. In connection with this appointment, the Company and Mr. Dugan entered into the Company’s standard indemnification agreement for directors, the form of which has been filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
The Board affirmatively determined that Mr. Dugan is an independent director within the meaning of the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There is no arrangement or understanding between Mr. Dugan and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Dugan and any other Board member or executive officer. An immediate family member of Mr. Dugan has been employed by the Company since 2024 in the land department. In 2025, the immediate family member’s total annual compensation, consisting of base salary, bonus and equity compensation, was approximately $347,367. Other than as disclosed herein, Mr. Dugan is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.
On July 15, 2026, the Company issued a press release announcing Mr. Dugan’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
The information furnished in this Current Report on Form 8-K pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 15, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY NATURAL RESOURCES, INC.

By:	/s/ Zack Arnold
Zack Arnold
President and Chief Executive Officer
Dated: July 15, 2026